                                                                 EXHIBIT 2(r)(1)


                                 CODE OF ETHICS

                           KIEWIT INVESTMENT FUND LLLP

                                    MAY, 2006

SECTION I         STATEMENT OF GENERAL PRINCIPLES

                  This Code of Ethics (the "Code") has been adopted by Kiewit Investment Fund LLLP, a Delaware limited liability limited partnership (hereinafter, the "Fund") and an employees' securities company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a non-diversified, closed-end management investment company, in order to satisfy the requirements of Rule 17j-1 under the 1940 Act, as such rule applies to the Fund.

                  The purpose of the Code is to establish standards and procedures that are reasonably designed for the detection and prevention of activities by which Access Persons of the Fund not subject to another company's Rule 17j-1 Code of Ethics may: (i) employ any device, scheme or artifice to defraud the Fund; (ii) make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading; or (iii) engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; (iv) engage in any manipulative practice with respect to the Fund. The Code also serves to deal with the types of conflict of interest situations to which Rule 17j-1 is addressed.

                  The Code is based on the principle that Access Persons who provide services to the Fund and in the course of such duties obtain information regarding investment recommendations made to the Fund or with respect to the Fund's investment transactions should conduct their own personal securities transactions in a manner that does not interfere with the Fund's transactions or otherwise take unfair advantage of their position. All Access Persons are expected to adhere to this general principle as well as to comply with all of the specific provisions of this Code that are applicable to them. Technical compliance with the Code will not automatically insulate any such person from scrutiny of transactions that show a pattern of compromise or abuse of the person's responsibilities.

                  The provisions of this Code reflect that the Fund has retained one or more third-party investment advisers as investment adviser(s) to the Fund (each, an "Adviser") to provide investment advice to the Fund who will each be responsible for maintaining and monitoring Codes of Ethics applicable to them and their personnel.

                  Every person covered by this Code must read and retain this Code of Ethics, and should recognize that he or she is subject to its provisions.

SECTION II        DEFINITIONS

         "Access Person" means any Director, general partner, officer or Advisory Person of the Fund.

         "Advisory Person" means: (i) any Director or officer of the Fund and the general partner who, in connection with his or her regular functions or duties, makes, participates in, or obtains Current Information regarding the purchase or sale of any Covered Security by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; (ii) Investment Personnel; or (iii) any natural person or company in a Control relationship to the Fund who obtains Current Information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

         "Annual Certification" means an Annual Certification of Compliance with Code of Ethics, in the form attached hereto as Appendix D.

         "Beneficial Ownership" is interpreted in the same manner as it would be for purposes of paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended (the "1934 Act") in determining beneficial ownership for purposes of the 1934 Act.

         "Board" means the Board of Directors of the Fund.

         "Compliance Officer" means the person designated by the Board to serve as the chief compliance officer of the Fund.

         "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

         "Covered Security" means any Security, except for (i) direct obligations of the Government of the United States; (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies registered under the 1940 Act.

         "Current Information" regarding investment transactions means information regarding the purchase or sale or contemplated purchase or sale of investments that is received before the transaction or within fifteen (15) days after the transaction.

         "Director" means each individual who serves as a director or trustee of the Fund.

         "Immediate Family Member of an Access Person" means a person who shares the same household as the Access Person and is related to the Access Person by blood, marriage or adoption.

         "Independent Director" means a Director who is not an "interested person," as defined by Section 2(a)(19) of the 1940 Act, of the Fund or any Adviser.

         "Initial Certification" means an Initial Certification of Compliance with Code of Ethics, in the form attached hereto as Appendix C.

         "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933, as amended (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the 1934 Act.

         "Investment Personnel" means: (i) any employee of the Fund who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase and sale of Securities by the Fund; or (ii) any natural person or company in a Control relationship to the Fund who obtains Current Information concerning recommendations made to the Fund with regard to the purchase or sale of any Security by the Fund.

         "Limited Offering" means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6) of the 1933 Act or Rule 504, 505 or 506 thereunder.

         "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act.

         "Security Held or to be Acquired by the Fund" means, (i) any Covered Security which, within the most recent 15 days (A) is or has been held by the Fund, or (B) is being or has been considered by the Fund or an Adviser for purchase by the Fund; and (ii) any option to purchase or sell, any Security convertible into or exchangeable for a Covered Security referred to in clause (i).

SECTION III       OBJECTIVE AND GENERAL PROHIBITIONS

                  All Access Persons must recognize that they are expected to conduct their personal activities in accordance with the standards set forth in this Code. Therefore, an Access Person may not engage in any personal investment transaction under circumstances where the Access Person benefits from or interferes with a purchase or sale of investments by the Fund. In addition, Access Persons may not use information concerning the investments or investment intentions of the Fund, or their ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of the Fund. Disclosure by Access Persons of such information to any person outside of the course of the responsibilities of the Access Person to the Fund will be deemed to be a violation of this prohibition. All Access Persons must also comply with the policies regarding the misuse of material, non-public information, which are set forth in Section IV.

                  Access Persons may not engage in conduct that is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of Securities by the Fund. In this regard, Access Persons should recognize that Rule 17j-1 makes it unlawful for any Access Person, directly or indirectly, in connection with the purchase or sale of a Security Held or to be Acquired by the Fund to:

                           (i) employ any device, scheme or artifice to defraud the Fund;

                           (ii) make any untrue statement of a material fact to the Fund or omit to state to the Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

                           (iii) engage in any act, practice, or course of business that operates or would operate as a fraud or deceit upon the Fund; or

                           (iv) engage in any manipulative practice with respect to the Fund.

                  Access Persons should also recognize that a violation of this Code or of Rule 17j-1 may result in the imposition of: (1) sanctions as provided by Section XII below; or (2) administrative, civil and, in certain cases, criminal fines, sanctions or penalties.

SECTION IV PROHIBITION AGAINST INSIDER TRADING

         (A)      INTRODUCTION

                  The trading of Securities while in possession of material, non-public information, or improperly communicating that information to others, may result in a person being subject to severe penalties. Criminal sanctions may include fines of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission (the "SEC") can recover any profit gained or loss avoided through the violative trading, impose a penalty of up to three times the illicit windfall, and issue an order permanently barring a person from the securities industry. Finally, a person may, in certain circumstances, be sued by investors seeking to recover damages for insider trading violations.

         (B)      POLICY ON INSIDER TRADING

                  No Access Person may trade a Security, either personally or on behalf of any other person or account, while in possession of material, non-public information concerning that Security or the issuer thereof, nor may any Access Person communicate material, non-public information to others in violation of the law.

                  (1)      DEFINITION OF MATERIAL INFORMATION

                  Information is material where there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decision. Generally, this includes any information the disclosure of which will have a substantial effect on the price of a Security. No simple test exists to determine when information is material; assessments of materiality involve a highly fact specific inquiry. For this reason, Access Persons should direct any questions about whether information is material to the Compliance Officer.

                  Material information often relates to a company's results and operations, including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary managerial developments. Material information may also relate to the market for a company's Securities. Information about a significant order to purchase or sell Securities may, in some contexts, be material. Pre-publication information regarding reports in the financial press may also be material.

                  (2)      DEFINITION OF NON-PUBLIC INFORMATION

                  Information is "public" when it has been disseminated broadly to investors in the marketplace. For example, information is public after it has become available to the general public through a public filing with the SEC or some other government agency, the Dow Jones "tape" or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed to permit such information to become widely disseminated. Non-public information is any information other than as set forth above.

                  (3)      APPLICABLE PROCEDURES

                  An Access Person, before executing any trade for himself or herself, or others, must determine whether he or she has material, non-public information. An Access Person who believes he or she is in possession of material, non-public information must take the following steps:

                  - Report the information and proposed trade immediately to the Compliance Officer.

                  - Do not purchase or sell the Securities on behalf of anyone.

                  - Do not communicate the information to any person, other than to the Compliance Officer.

                  After the Compliance Officer has reviewed the issue, the Compliance Officer will determine whether the information is material and non-public and, if so, what action the Access Person should take.

                  Access Persons must consult with the Compliance Officer before taking any action. This degree of caution will protect Access Persons and the Fund.

SECTION V PRE-CLEARANCE OF INVESTMENTS IN INITIAL PUBLIC OFFERINGS AND LIMITED OFFERINGS

                  All Advisory Persons are required to obtain pre-clearance prior to investing in an Initial Public Offering ("IPO") or in a Limited Offering.

SECTION VI        PROHIBITED TRANSACTIONS

         (A) THE FOLLOWING PROHIBITIONS APPLY TO DIRECTORS WHO ARE NOT ADVISORY PERSONS:

                  A Director (other than a Director who is an Advisory Person and therefor covered by Section VI(B)) may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Covered Security, and may not sell or otherwise dispose of any Covered Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or under the circumstances should know at the time of entering into the transaction that: (i) the Fund has purchased or sold the Covered Security within the last fifteen (15) calendar days; (ii) the Fund or an Adviser on behalf of the Fund has determined to purchase or sell the Covered Security; or (iii) the Fund or an Adviser on behalf of the Fund has within the last fifteen (15) calendar days considered purchasing or selling the Covered Security or is considering purchasing or selling the Covered Security for the Fund unless the Director:

                  (1) obtains pre-clearance of such transaction in accordance with the procedures outlined in Section VII; and

                  (2) reports to the Compliance Officer the information described in Section VIII of this Code.1 See Appendix E and F for specific procedures relating to Directors involving the areas of Russell 3000 rebalancing and Portfolio Funds trading.

         (B) THE FOLLOWING PROHIBITIONS APPLY TO ACCESS PERSONS (OTHER THAN DIRECTORS COVERED BY SECTION VI(A)):

                  Access Persons (other than Directors covered by Section VI(A)) are subject to the prohibitions of this Section VI(B) of this Code with regard to their personal investment transactions.

                  Subject to this Section VI(B), an Access Person may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Covered Security, and may not sell or otherwise dispose of any Covered Security in which he or she has direct or indirect Beneficial Ownership, if he or she knows or under the circumstances should know at the time of entering into the transaction that such Covered Security is a Security held or to be Acquired by the Fund, unless the Access Person:

                  (1)      obtains pre-clearance of such transaction pursuant to
                           Section VII and

                  (2) reports to the Compliance Officer the information described in Section IX of this Code.2


---------------------------
(1) The prohibitions of this Section VI apply to Covered Securities acquired or disposed of in any type of transaction, including non-brokered transactions, such as purchases and sales of privately placed Covered Securities and Covered Securities acquired directly from an issuer, except to the extent that one of the exceptions from the prohibitions set forth in Section VI(C) is applicable.

(2) The prohibitions of this Section VI apply to Covered Securities acquired or disposed of in any type of transaction, including non-brokered transactions, such as purchases and sales of privately placed Covered Securities and Covered Securities acquired directly from an issuer, except to the extent that one of the exceptions from the prohibitions set forth in Section VI(C) is applicable.

         (C)      THE PROHIBITIONS OF THIS SECTION VI DO NOT APPLY TO:

                  (1) Purchases that are made by reinvesting cash dividends pursuant to an automatic dividend reinvestment program ("DRIP") (however, this exception does not apply to optional cash purchases pursuant to a DRIP);

                  (2) Purchases of rights issued by an issuer pro rata to all holders of a class of its Securities, if such rights are acquired from such issuer, and the exercise of any such rights;

                  (3) Involuntary (i.e., non-volitional) purchases and sales of Securities;

                  (4) Transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control; provided, however, that such influence or control shall be presumed to exist in the case of the account of an Immediate Family Member of the Access Person, absent an advance written determination by the Compliance Officer to the contrary; and

                  (5) Transactions in a Security (which shall for the purpose of this exemption be deemed to include a series of related transactions in a Security) involving 500 shares or less of the stock of an issuer that has a market capitalization (i.e., outstanding shares multiplied by the current price per share) of $1 billion or more.

SECTION VII       PRE-CLEARANCE PROCEDURES

                  The procedures in this Section VII apply where pre-clearance is required by Section V, Section VI(A) or Section VI(B).

         (A)      OBTAINING PRE-CLEARANCE

                  Pre-clearance of a personal transaction in a Covered Security may be obtained only from the Compliance Officer or a person who has been designated by the Compliance Officer to pre-clear transactions. The Compliance Officer and these designated persons are each referred to as a "Clearing Officer." A Clearing Officer seeking pre-clearance with respect to his or her own transaction shall obtain such clearance from another Clearing Officer.

         (B)      TIME OF CLEARANCE

                  (1) An Access Person may pre-clear a trade only where such person has a present intention to effect a transaction in the Covered Security for which pre-clearance is sought. It is not appropriate for an Access Person to obtain a general or open-ended pre-clearance to cover the eventuality that he or she may buy or sell a Covered Security at some future time depending upon market developments. Consistent with the foregoing, Access Persons may not simultaneously request pre-clearance to buy and sell the same Covered Security.

                  (2) Pre-clearance of a trade shall be valid and in effect only for a period of two trading days, including the day pre-clearance is given; provided, however, that a pre-clearance expires upon the Access Person receiving pre-clearance becoming aware of facts or circumstances that would prevent a proposed trade from being pre-cleared were such facts or circumstances made known to a Clearing Officer. Accordingly, if an Access Person becomes aware of new or changed facts or circumstances that give rise to a question as to whether pre-clearance could be obtained if a Clearing Officer was aware of such facts or circumstances, the Access Person shall be required to so advise a Clearing Officer and obtain a new pre-clearance before proceeding with such transaction.

         (C)      FORM

                  Pre-clearance must be obtained in writing by completing and signing the form provided for that purpose, which form shall set forth the details of the proposed transaction and disclosure of any knowledge concerning contemplated transactions by the Fund in the Covered Security which the person seeking clearance is in possession of, and by obtaining the signature of a Clearing Officer. The form to be used in seeking pre-clearance is attached as Appendix A.

         (D)      FILING

                  Copies of all completed pre-clearance forms, with the required signatures, shall be retained by the Compliance Officer.

         (E)      FACTORS CONSIDERED IN PRE-CLEARANCE OF PERSONAL TRANSACTIONS

                  The Compliance Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, a Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

                  (1) Whether the person seeking clearance has or should be expected to have information concerning any contemplation by the Fund or an Adviser on behalf of the Fund to purchase or sell the Covered Security;

                  (2) Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

                  (3) Whether the person making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered on behalf of the Fund;

                  (4) Whether the chance of a conflict of interest is remote; and

                  (5) Whether the transaction is likely to affect the Fund adversely.

SECTION VIII      REPORTS BY DIRECTORS

                  Directors shall file the reports set forth in this Section VIII; provided, however, that Independent Directors are not required to file Initial Holdings Reports, Annual Holdings Reports or, subject to Section VIII(B)(4), Quarterly Transaction Reports. See Appendix E and F for specific procedures involving the areas of Russell 3000 rebalancing and Portfolio Funds trading.

         (A)      INITIAL CERTIFICATIONS AND INITIAL HOLDINGS REPORTS

                  Within ten (10) days after a person becomes a Director, such person shall complete and submit to the Compliance Officer an Initial Certification in the form attached as Appendix B, and except as otherwise provided above, an Initial Holdings Report (as defined by Rule 17j-1) containing such information as is required by Rule 17j-1, which information must be current as of a date no more than forty-five (45) days prior to the date the person becomes a Director.

         (B)      QUARTERLY TRANSACTION REPORTS

                  (1) Within thirty (30) days after the end of each calendar quarter, each Director shall make a written report to the Compliance Officer of all transactions occurring in the quarter by which he or she acquired or disposed of Beneficial Ownership of any Covered Security, except that the report need not set forth information regarding transactions in an account over which the Director does not exercise, directly or indirectly, any influence or control.3

                  Such report is hereinafter called a "Quarterly Transaction Report."

                  (2) A Quarterly Transaction Report shall be on the form attached hereto as Appendix B and must contain the following information with respect to each reportable transaction:

                           (a)      Date and nature of the transaction
                                    (purchase, sale or any other type of
                                    acquisition or disposition);

                           (b) Title, number of shares or principal amount of each Covered Security and the price at which the transaction was effected; and

                           (c) Name of the broker, dealer or bank with or through whom the transaction was effected. Transactions effected in accounts as to

-----------------------
(3) The reporting requirements of this Section VIII apply to Covered Securities acquired or disposed of in all types of transactions, including non-brokered transactions, such as purchases and sales of privately based Covered Securities and Covered Securities acquired directly from an issuer, except to the extent that one of the exemptions from the reporting requirement applies.

                                    which the Compliance Officer is being
                                    furnished with confirmations and statements need not be included in the Quarterly Transaction Report, provided that the report includes a certification that there are no reportable transactions other than those set forth in the Quarterly Transaction Report and in confirmations and statements for such accounts.

                  (3) A Quarterly Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership in any Security to which the report relates.

                  (4) An Independent Director is not required to file a Quarterly Transaction Report unless he or she knew or, in the ordinary course of fulfilling his or her official duties as a Director, should have known that, during the fifteen (15) day period immediately before or after the Director's transaction in a Covered Security, the Fund purchased or sold that Security or the Fund, or an Adviser on behalf of the Fund, considered purchasing or selling that Covered Security.

         (C)      ANNUAL CERTIFICATIONS AND ANNUAL HOLDINGS REPORTS

                  Annually, each Director shall complete and submit to the Compliance Officer an Annual Certification in the form attached hereto as Appendix D, and except as otherwise provided above, an Annual Holdings Report (as defined by Rule 17j-1) containing such information as is required by Rule 17j-1, which information must be current as of a date no more than forty-five
(45) days before such certifications and reports are submitted.

SECTION IX        REPORTS BY ACCESS PERSONS (OTHER THAN INDEPENDENT DIRECTORS)

                  It is the responsibility of each Access Person (other than Independent Directors covered by Section VIII) required to file reports under this Code to take the initiative to comply with the requirements of this Section
IX. Any effort by the Fund to facilitate the reporting process does not change or alter that responsibility.

         (A)      INITIAL CERTIFICATIONS AND INITIAL HOLDINGS REPORTS

                  Within ten (10) days of becoming an Access Person, Access Persons are required to complete and submit to the Compliance Officer an Initial Certification in the form attached hereto as Appendix C and an Initial Holdings Report, which information must be current as of a date no more than forty-five
(45) days prior to the date the person becomes an Access Person.

                  The Initial Certification includes a list of all brokerage accounts through which Securities in which an Access Person has Beneficial Ownership are held, purchased or sold ("Personal Securities Accounts"), along with a listing of any such Covered Securities that are not held in a Personal Securities Account.

                  Further, Access Persons must make arrangements so that duplicate confirmations and statements relating to all Personal Securities Accounts are sent to the Compliance Officer, unless an exemption from this requirement is granted in writing by the Compliance Officer.

                  Timely submission of the Initial Certification, along with a copy of the most recent monthly statement for each Personal Securities Account and copies of all confirmations of transactions effected after the date of such statement, shall satisfy the requirements of this Section IX(A) regarding submission of an Initial Holdings Report.

         (B)      QUARTERLY TRANSACTION REPORTS

                           (a) Within thirty (30) days after the end of each calendar quarter, each Access Person shall make a written report to the Compliance Officer of all transactions occurring in the quarter by which he or she acquired or disposed of Beneficial Ownership of any Covered Security, except that the report need not set forth information regarding transactions in an account over which the Access Person does not exercise, directly or indirectly, any influence or control.4

                  Such report is hereinafter called a "Quarterly Transaction Report."

                  (2) A Quarterly Transaction Report shall be on the form attached as Appendix B hereto and must contain the following information with respect to each reportable transaction:

                           (a)      Date and nature of the transaction
                                    (purchase, sale or any other type of
                                    acquisition or disposition);

                           (b) Title, number of shares or principal amount of each Covered Security and the price at which the transaction was effected; and

                           (c) Name of the broker, dealer or bank with or through whom the transaction was effected.

                  (3) An Access Person shall not be required to file a Quarterly Transaction Report for a calendar quarter if the Compliance Officer is being furnished with confirmations and statements for all Personal Securities Accounts of such Access Person, provided that the Access Person has no reportable transactions other than those reflected in the confirmations and statements for such accounts.

-----------------------
(4) The reporting requirements of this Section IX apply to Covered Securities acquired or disposed of in all types of transactions, including non-brokered transactions, such as purchases and sales of privately placed Covered Securities and Covered Securities acquired from an issuer, except to the extent that one of the exemptions from the reporting requirements applies.

                  (4) A Quarterly Transaction Report may contain a statement that the report is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership in any Security to which the report relates.

                  (5) Notwithstanding the quarterly reporting requirement set forth in this Section IX(B), compliance by Access Persons with the reporting requirements of any comparable procedures to which such Access Persons are subject shall be deemed to satisfy the requirements of this Section and the requirements of Rule 17j-1 regarding Quarterly Transaction Reports (as defined in the Rule).

         (C)      ANNUAL CERTIFICATIONS AND ANNUAL HOLDINGS REPORTS

                  Annually, each Access Person is required to complete and submit to the Compliance Officer an Annual Certification in the form attached as Appendix D and an Annual Holdings Report, which information must be current as of a date no more than forty-five (45) days before such certifications and reports are submitted. The Annual Certification includes a list of all Personal Securities Accounts, along with a listing of any Securities in which the Access Person has Beneficial Ownership that are not held in a Personal Securities Account.

                  Submission of the Annual Certification, along with copies of the most recent monthly statement for each Personal Securities Account, shall satisfy the requirements of this Section IX(C) regarding submission of an Annual Holdings Report.

SECTION X         ADDITIONAL PROHIBITIONS

         (A)      CONFIDENTIALITY OF FUND TRANSACTIONS

                  Until disclosed in a public report to investors of the Fund or in a report filed with the SEC in the normal course, all information concerning the Securities being considered for purchase or sale by the Funds shall be kept confidential by all Access Persons and disclosed by them only on a "need to know" basis. It shall be the responsibility of the Compliance Officer to report any inadequacy found in this regard to the boards of the Funds.

         (B)      OUTSIDE BUSINESS ACTIVITIES, RELATIONSHIPS AND DIRECTORSHIPS

                  (1) Access Persons who are not Independent Directors may not: (i) engage in any outside business activities or maintain a business relationship with any person or company that is reasonably likely to give rise to conflicts of interest or jeopardize the integrity or reputation of the Fund; or (ii) engage in outside business activities or maintain relationships with any person or company that may be inconsistent with the interests of the Fund. Independent Directors who engage in such activities must promptly provide full and frank disclosure thereof to the Board and the Compliance Officer.

                  (2) Access Persons shall promptly notify the Compliance Officer after becoming a member of the board of a public or private company.

         (C)      GRATUITIES

                  Fund employees, officers and directors shall not, directly or indirectly, take, accept or receive gifts or other consideration in merchandise, services or otherwise from any person doing business or seeking to do business with the Fund or its service providers, except: (i) customary business gratuities such as meals, refreshments, beverages and entertainment that are associated with a legitimate business purpose, reasonable in cost, appropriate as to time and place, do not influence or give the appearance of influencing the recipient and cannot be viewed as a bribe, kickback or payoff; and (ii) business related gifts of nominal value.

SECTION XI        CERTIFICATION BY ACCESS PERSONS

                  The certifications of each Access Person required to be made pursuant to Section VIII and Section IX of this Code shall include certifications that the Access Person has read and understands this Code and recognizes that he or she is subject to it. Access Persons shall also be required to certify annually that they have complied with the requirements of this Code. The form of Initial Certification is attached as Appendix C, and the form of Annual Certification is attached as Appendix D.

SECTION XII       SANCTIONS

                  Any violation of this Code shall be subject to the imposition of such sanctions by the Fund as may be deemed appropriate under the circumstances to achieve the purposes of Rule 17j-1 and this Code. Any sanctions to be imposed by the Fund shall be determined by the Directors. Sanctions may include, but are not limited to, suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by the Fund and the more advantageous price paid or received by the offending person.

SECTION XIII      ADMINISTRATION AND CONSTRUCTION

         (A) The administration of this Code shall be the responsibility of the Compliance Officer.

         (B)      The duties of the Compliance Officer are as follows:

                  (1) Continuous maintenance of current lists of the names of all Access Persons, with an appropriate description in each case of the titles or employments of such persons, including a notation of any directorships held by Access Persons, and the date each such person became an Access Person;

                  (2) On an annual basis, providing each Access Person with a copy of this Code and informing such persons of their duties and obligations hereunder;

                  (3) Obtaining Initial and Annual Certifications and Initial and Annual Holdings Reports from Access Persons and reviewing Initial and Annual Holdings Reports of Access Persons;

                  (4) Maintaining or supervising the maintenance of all records and reports required to be kept by the Fund pursuant to this Code;

                  (5) Preparing listings of all transactions effected by Access Persons who are subject to the requirement to file Quarterly Transaction Reports and reviewing such transactions against a listing of all transactions effected by the Fund;

                  (6) Issuance, either personally or with the assistance of counsel as may be appropriate, of any interpretation of this Code which may appear consistent with the objectives of Rule 17j-1 and this Code;

                  (7) Conduct inspections or investigations as shall reasonably be required to detect and report, with recommendations, any apparent violations of this Code to the Directors of the Fund;

                  (8) Submission of a quarterly report to the Directors of the Fund containing a description of: any violation of this Code by any person, noting in each case any sanction imposed; any transactions that suggest the possibility of a violation of interpretations issued by the Compliance Officer; and any other significant information concerning the appropriateness of and actions taken under this Code;

                  (9) Submission of an annual issues and certification report, as described in paragraph (c)(2)(ii) of Rule 17j-1 (the "Annual Issues and Certification Report"), to the Directors of the Fund; and

                  (10)     Such other duties as are set forth in this Code.

         (C) The Compliance Officer shall maintain and cause to be maintained in an easily accessible place, the following records:

                  (1) A copy of each code of ethics of the Fund that is in effect or has been in effect at any time during the past five (5) years;

                  (2)      A record of each violation of such codes described in
                           (C)(1), above, and of any action taken as a result of such violation for a period of not less than five (5) years following the end of the fiscal year in which the violation occurred;

                  (3) A copy of each report made by an Access Person or the Compliance Officer pursuant to such codes described in (C)(1), above, for a period of not less than five
                           (5) years from the end of the fiscal year in which such report or interpretation was made or issued, the final three (3) years of which need not be in an easily accessible place;

                  (4) A list of all persons, currently or within the past five (5) years, who are or were required to make reports pursuant to Rule 17j-1 and such codes described in (C)(1), above, or who are or were responsible for reviewing such reports; and

                  (5) A record of any decision, and the reasons supporting the decision, to approve any investment in IPOs or Limited Offerings by Investment Personnel, for at least five (5) years after the end of the fiscal year in which such approval is granted.

         (D)      Review and Approval of Code by Fund Board

                  (1) Prior to initial approval of this Code with respect to the Fund, the Directors of the Fund must receive a certification from the Compliance Officer certifying that procedures reasonably necessary to prevent Access Persons from violating the Code have been adopted.

                  (2) On an annual basis, and at such other times deemed to be necessary or appropriate by the Board of Directors of the Fund, the Directors shall review the operation of this Code, and shall adopt such amendments to this Code as may be necessary to assure that the provisions of this Code establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of Rule 17j-1.

                  (3) In connection with the annual review of the Code by the Board of Directors of the Fund, the Directors shall consider the Annual Issues and Certifications Report submitted by the Compliance Officer.

         (E)      Amendments to Code

                  This Code may not be amended or modified except in a written form that is specifically approved by the Directors of the Fund, within six months after such amendment or modification.

                  In connection with any such amendment or modification, the Directors must receive a certification from the Compliance Officer certifying that procedures reasonably necessary to prevent Access Persons from violating the Code, as proposed to be amended or modified, have been adopted.

                                   APPENDIX A

            REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION


                  I hereby request permission to effect the following transaction(s) in Securities in which I have or will acquire Beneficial
Ownership:

                           PURCHASES AND ACQUISITIONS

Date                      No. of Shares or       Name of Security       Current Market Price    Account
----                      Principal Amount       ----------------       Per Share or Unit       -------
                          ----------------                              -----------------



                          SALES AND OTHER DISPOSITIONS

Date                      No. of Shares or       Name of Security        Current Market Price   Account
----                      Principal Amount       ----------------        Per Share or Unit      -------
                          ----------------                               -----------------


Date:  ________________________       Signature:_______________________________

                                      Print Name:______________________________

Permission Granted ______             Permission Denied ______

Date and Time:_________________       Signature:_______________________________
                                                        (Clearing Officer)

                                   APPENDIX B

                          QUARTERLY TRANSACTION REPORT


                  I certify that this report, together with the confirmations and statements for any Personal Securities Account(s) as to which I have arranged for the Compliance Officer to receive duplicate confirmations and statements, identifies all transactions during the calendar quarter in which I acquired or disposed of any Security in which I had or have any direct or indirect Beneficial Ownership that are required to be reported by me pursuant to the Code. (If no such transactions took place write "NONE".) Please sign and date this report and return it to the Compliance Officer no later than the 10th day of the month following the end of each quarter. Use reverse side if additional space is needed.

                           PURCHASES AND ACQUISITIONS

Date              No. of Shares or     Name of Security     Purchase Price      Account           Executing Broker
----              Principal Amount     ----------------     Per Share or Unit   -------           ----------------
                  ----------------                          -----------------



                          SALES AND OTHER DISPOSITIONS

Date              No. of Shares or     Name of Security     Sale Price Per      Account           Executing Broker
----              Principal Amount     ----------------     Share or Unit       -------           ---------------
                  ----------------                          --------------


Date Completed:  ____________  Signature:_________________________________
                               Print Name:________________________________

                                   APPENDIX C

             INITIAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS


                  I have read and understand the Code of Ethics of Kiewit Investment Fund L.P. (the "Code"), a copy of which has been provided to me. I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

                  I certify that all my Personal Securities Accounts are listed below, and the most recent monthly statement for each Account, along with confirmations of any transactions effected since the date of such statements, are attached.* I further certify that, other than those Securities listed below, I hold no Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Securities Accounts.*

Title of Account                    Name of Broker            Account Number



                  I hold the following securities in addition to those in my Personal Securities Accounts (If none, write NONE):*

                  I am a director of the following public and private companies:


Date Completed:  ______________   Signature:________________________________

                                  Print Name:_______________________________

                                   APPENDIX D

             ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS


                  I have read and understand the Code of Ethics of Kiewit Investment Fund L.P. (the "Code"), a copy of which has been provided to me. I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

                  I certify that I have complied in all respects with the requirements of the Code as in effect during the past year. I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Transactions Reports that I have filed or in confirmations and statements for my Personal Securities Accounts that have been sent to you.

                  I certify that all my Personal Securities Accounts are listed below, and that the most recent monthly statement for each Account is attached.* I further certify that, other than those Securities listed below, I hold no Securities in which I may be deemed to have Beneficial Ownership other than in my Personal Securities Accounts.*

Title of Account                    Name of Broker             Account Number



                  I hold the following securities in addition to those in my Personal Securities Accounts (If none, write NONE):*

                  I am a director of the following public and private companies:



Date Completed:  _______________     Signature:________________________________
                                     Print Name:_______________________________

                                   APPENDIX E

                     RUSSELL 3000(R) REBALANCING PROCEDURES


         Under the Fund's Code of Ethics, Directors are generally prohibited from purchasing or selling any security if the director knew or should have known that the Fund has purchased or sold, or considered purchasing or selling, the same security within the last 15 days. Annually, the composition of the companies comprising the various Russell indexes is reviewed and changes are made. Historically, these changes have been announced in April and typically take effect on the last trading day in June (the "reconstitution date"). SSgA manages an account for the Fund that tracks the Russell 3000(R) Index. These procedures have been developed with regard to purchases and sales by Directors of the various securities making up the Russell 3000(R) Index.

         - The Fund will provide a listing of securities to be added to and deleted from the Russell 3000(R) Index approximately 7 days prior to the reconstitution date and any subsequent changes to the list (the "Identified Securities").

         - Directors desiring to purchase or sell any Identified Security (this includes any transaction in an account in which a Director has any beneficial interest as defined in the Fund's Code of Ethics. Normally this would include accounts in the Director's name, spouse's name, joint accounts, children's accounts, etc.) on the reconstitution date and/or the trading days immediately preceding and following the reconstitution date must pre-clear any such transaction with the Fund's Chief Compliance Officer in accordance with the Pre-Clearance Procedures established in Section VII of the Code of Ethics.

         - Directors effecting a transaction in an Identified Security within the 3 day trading window mentioned above must provide the Chief Compliance Officer with a Quarterly Transaction Report in accordance with Section VIII (B) of the Code of Ethics.

                                   APPENDIX F

                           PORTFOLIO FUNDS PROCEDURE


         As fiduciaries, Directors are expected to conduct their own personal and non-Fund business securities transactions in a manner that does not adversely affect the Fund's transactions or otherwise take unfair advantage of their positions as Directors. Periodically, the Fund's Investment Adviser may review and discuss with the Directors potential purchases and sales of portfolio funds (which include hedge funds) or otherwise discuss information about portfolio funds owned by the Fund. In order to avoid even the appearance of impropriety where any Director has a beneficial interest or through any business enterprise or relationship has investment discretion to purchase or sell such portfolio fund that is owned or may be under consideration for purchase by the Fund, these procedures have been developed.

         - Directors will be asked on the Annual Director and Officer Questionnaire to identify personal and/or business related interests in portfolio funds then currently owned by the Fund. ("Personal" includes any beneficial ownership interest as defined in the Fund's Code of Ethics. Normally, this would include amounts owned by the Director, the Director's spouse, children, etc.). Directors will be required to update this list throughout the year.

         - Prior to the Investment Adviser disclosing to the Directors any actual or contemplated purchase or sale of portfolio funds that have purchase or sale limitations or other transferability restrictions, or other information concerning a portfolio fund in which a Director has any beneficial interest or business-related interest, the Investment Adviser will provide such information to the Chief Compliance Officer.

         - The Chief Compliance Officer and any one (two) unaffected Directors, with the advice of the Investment Adviser, will determine if the information should be withheld from any Director. This determination will include a consideration of the following:

                  0 Any specific restrictions on the purchase of interests, from or the sale of interests to the portfolio funds (i.e. is the offer limited or are there limits on amounts sold or tendered?).

                  0 The reasonably anticipated impact on the Fund if the Director bought or sold interests at the same time as the Fund taking into account the amount the Fund expected to buy or sell in relation to the maximum limits on all purchases or sales.

                  0 If a sale is involved, is the reason related to performance issues versus a sale for non investment merits, such as rebalancing assets across strategies or to raise cash for Fund purposes.

         - If the decision is made to withhold information from any Director, the affected Director will be excused from the portion of the Board meeting at which the investment/divestment is discussed. The information can be withheld for such period as the CCO and the unaffected Director deem appropriate.